UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2025

SPARK I ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41825	87-1738866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3790 El Camino Real, Unit #570

Palo Alto, CA 94306

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 353-7082

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	SPKLU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 par value	SPKL	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	SPKLW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the approval of the Extension Amendment Proposal (as defined below) at the extraordinary general meeting of shareholders (the “Shareholder Meeting”) of Spark I Acquisition Corporation (the “Company”) held on July 8, 2025, SLG SPAC Fund LLC (the “Sponsor”) agreed to convert 4,000,000 Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares”), of the Company into 4,000,000 Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares” and together with the Class B Ordinary Shares, the “Ordinary Shares”), of the Company.

On July 9, 2025, the Company issued 4,000,000 Class A Ordinary Shares to the Sponsor upon conversion (the “Conversion”) of 4,000,000 Class B Ordinary Shares held by the Sponsor.

The 4,000,000 Class A Ordinary Shares issued in connection with the Conversion are subject to the same restrictions that applied to the Class B Ordinary Shares before the Conversion, including, among other things, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial business combination, as described in the Company’s prospectus for its initial public offering. The issuance of Class A Ordinary Shares upon the Conversion was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 3(a)(9) thereof.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 8, 2025, at the Shareholder Meeting, the Company’s shareholders approved a proposal to amend the Company’s amended and restated memorandum and articles of association (as amended, the “Memorandum and Articles of Association”) to extend the date by which the Company has to consummate a business combination from July 11, 2025 to September 29, 2026, or such earlier date as the Company’s board of directors may approve, or such later date as the shareholders may approve, in accordance with the Memorandum and Articles of Association (the “Extension Amendment Proposal”). The Extension Amendment Proposal is described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 2, 2025 (as supplemented, the “Extension Proxy Statement”). The final voting results of the Extension Amendment Proposal voted upon at the Shareholder Meeting are indicated below.

The foregoing description is qualified in its entirety by reference to the amendment to the Memorandum and Articles of Association, a copy of which is attached as Exhibit 3.1 and is incorporated by reference into this Item 5.03.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The information disclosed under Item 5.03 of this Current Report on Form 8-K (this “Current Report”) is incorporated by reference into this Item 5.07 to the extent required by this Item 5.07.

At the Shareholder Meeting, holders of 14,757,283 Ordinary Shares were present in person, virtually over the internet or by proxy, representing approximately 90% of the voting power of the Ordinary Shares as of May 21, 2025, the record date for the Shareholder Meeting, and constituting a quorum for Shareholder Meeting. A summary of the voting results at the Shareholder Meeting is set forth below:

The Extension Amendment Proposal

Proposal No.	Ordinary Shares Votes For	Ordinary Shares Votes Against	Ordinary Shares Abstentions
1.	10,448,575	4,308,669	39

As there were sufficient votes to approve the Extension Amendment Proposal, the Adjournment Proposal described in the Extension Proxy Statement was not presented to shareholders.

Item 8.01. Other Events.

Sponsor Contribution to the Trust Account

As previously announced, beginning on July 11, 2025, the Sponsor will make monthly deposits directly to the Company’s trust account (the “Trust Account”) of $0.015 for each outstanding Class A Ordinary Share, other than Class A Ordinary Shares held by the Sponsor following the Conversion (each deposit, a “Contribution”).

Redemptions

The information disclosed under Item 5.03 and Item 5.07 of this Current Report is incorporated by reference into this Item 8.01 to the extent required by this Item 8.01.

In connection with the vote to approve the Extension Amendment Proposal, holders of 7,763,287 Class A Ordinary Shares exercised their right to redeem their shares for cash at a redemption price of approximately $10.92 per share, for an aggregate redemption amount of approximately $84.8 million. As a result, approximately $84.8 million will be removed from the Trust Account to redeem such shares. After the redemption has been effected, there will be 2,236,713 Class A Ordinary Shares held by public shareholders outstanding and 6,236,713 total Class A Ordinary Shares issued and outstanding, including Class A Ordinary Shares issued to the Sponsor in the Conversion. Upon payment of the redemption, approximately $24.4 million will remain in the Trust Account prior to any Contribution made by the Sponsor.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Title

3.1	Amendment to the Amended and Restated Memorandum and Articles of Association.

104	Cover Page Interactive Data File.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK I ACQUISITION CORPORATION

By:	/s/ Kurtis Jang
Name:	Kurtis Jang
Title:	Chief Operating Officer

Date: July 11, 2025